Contacts:	For Media:	John Calagna (212) 578-6252

	For Investors:	Tracey Dedrick (212) 578-5140

METLIFE PROVIDES ADDITIONAL COMMENTS
ON SUBPOENAS FROM NEW YORK STATE ATTORNEY GENERAL

NEW YORK, October 19, 2004 – In response to inquiries to MetLife, Inc. (NYSE: MET) from the media, customers, employees and the investment community following last Thursday’s announcement by the Office of the Attorney General of the State of New York that it has filed civil charges alleging a major insurance broker engaged in fraudulent business practices, MetLife issued the following statement:

Given MetLife’s size and position in the group insurance market, with approximately $9 billion in premiums and fees in 2003, it is not surprising that the company has been included among the companies receiving investigative inquiries. MetLife sells employee benefits on a group basis to employers of all sizes. Given this market span, MetLife conducts business on a direct basis as well as through intermediaries, namely brokers and consultants, and pays both base commissions and other contingent payments. Contingent payments totaled approximately $25 million for business sold and serviced in 2003. Additionally, third parties may also be compensated for administrative services that they perform such as data processing, enrollment, billing and communication services.

Based upon an internal review, we advised the Attorney General for the State of New York on October 1, 2004 that MetLife was not aware of any instance in which MetLife or any other company had provided a “fictitious” quote. MetLife is continuing to conduct an internal review of its commission payment practices.

MetLife, Inc., through its subsidiaries and affiliates, is a leading provider of insurance and other financial services to individual and institutional customers. The MetLife companies serve individuals in approximately 13 million households in the U.S. and provide benefits to 37 million employees and family members through their plan sponsors. Outside the U.S., the MetLife companies serve approximately 8 million customers through direct insurance operations in Argentina, Brazil, Chile, China, Hong Kong, India, Indonesia, Mexico, South Korea, Taiwan and Uruguay. For more information about MetLife, please visit the company’s Web site at www.metlife.com.

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This release contains statements which constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements relating to trends in the company’s operations and financial results and the business and the products of the company and its subsidiaries, as well as other statements including words such as “anticipate,” “believe,” “plan,” “estimate,” “expect,” “intend” and other similar expressions. Forward-looking statements are made based upon management’s current expectations and beliefs concerning future developments and their potential effects on the company. Such forward-looking statements are not guarantees of future performance.

Actual results may differ materially from those included in the forward-looking statements as a result of risks and uncertainties including, but not limited to the following: (i) changes in general economic conditions, including the performance of financial markets and interest rates; (ii) heightened competition, including with respect to pricing, entry of new competitors and the development of new products by new and existing competitors; (iii) unanticipated changes in industry trends; (iv) the company’s primary reliance, as a holding company, on dividends from its subsidiaries to meet debt payment obligations and the applicable regulatory restrictions on the ability of the subsidiaries to pay such dividends; (v) deterioration in the experience of the “closed block” established in connection with the reorganization of Metropolitan Life Insurance Company; (vi) catastrophe losses; (vii) adverse results or other consequences from litigation, arbitration or regulatory investigations; (viii) regulatory, accounting or tax changes that may affect the cost of, or demand for, the company’s products or services; (ix) downgrades in the company’s and its affiliates’ claims paying ability, financial strength or credit ratings; (x) changes in rating agency policies or practices; (xi) discrepancies between actual claims experience and assumptions used in setting prices for the company’s products and establishing the liabilities for the company’s obligations for future policy benefits and claims; (xii) discrepancies between actual experience and assumptions used in establishing liabilities related to other contingencies or obligations; (xiii) the effects of business disruption or economic contraction due to terrorism or other hostilities; (xiv) the company’s ability to identify and consummate on successful terms any future acquisitions, and to successfully integrate acquired businesses with minimal disruption; and (xv) other risks and uncertainties described from time to time in the company’s filings with the Securities and Exchange Commission, including its S-1 and S-3 registration statements. The company specifically disclaims any obligation to update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.